EXHIBIT 5.1

Skadden, Arps, Slate, Meagher & Flom llp
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September 14, 2010
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Aircastle Limited
c/o Aircastle Advisor LLC
300 First Stamford Place
5th Floor
Stamford, Connecticut 06902

Re:	Aircastle Limited Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as special counsel to Aircastle Limited, a Bermuda exempted company (the “Company”), in connection with the public offering of up to $300,000,000 aggregate principal amount of the Company’s 9.75% Senior Notes due 2018 (the “New Notes”). The New Notes are to be offered in exchange (the “Exchange Offer”) for a like principal amount of the issued and outstanding 9.75% Senior Notes due 2018 of the Company issued on July 30, 2010 (the “Old Notes”) under the Indenture, dated as of July 30, 2010, by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as contemplated by the Registration Rights Agreement, dated as of July 30, 2010 (the “Registration Rights Agreement”), by and between the Company and Citigroup Global Markets Inc., as representative of the several initial purchasers of the Old Notes.
     This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

Aircastle Limited
September 14, 2010

     In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:
     (a) the registration statement on Form S-4 relating to the New Notes to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”);
     (b) an executed copy of the Indenture;
     (c) an executed copy of the Registration Rights Agreement; and
     (d) the form of the New Notes, included as an exhibit to the Indenture.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Company has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of Bermuda) in connection with the transactions contemplated by, and the performance of their obligations under, the Exchange Offer, other than the laws of the State of New York insofar as we express our opinions herein. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
     We do not express any opinion as to any laws other than those laws, rules and regulations of the State of New York that, in our experience, are applicable to transactions of the type contemplated by the Exchange Offer, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses,

Aircastle Limited
September 14, 2010

authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such law (other than Opined on Law) on the opinions herein stated. Insofar as the opinions expressed herein relate to matters governed by laws other than Opined on Law, we have assumed, without having made any independent investigation, that such laws do not affect the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
     The opinions set forth below are subject to the following further qualifications, assumptions and limitations:
     (a) in rendering the opinions set forth below, we have assumed that the Trustee’s certificates of authentication of the New Notes will have been manually signed by one of the Trustee’s authorized officers and that the New Notes conform to the forms thereof examined by us;
     (b) we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Indenture (other than with respect to the Company to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party (other than with respect to the Company to the extent necessary to render the opinions set forth herein);
     (c) we have assumed that the execution and delivery by the Company of the Indenture and the performance by the Company of its obligations thereunder does not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its subsidiaries is subject, (ii) any law, rule, or regulation to which the Company or any of its subsidiaries is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority;
     (d) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

Aircastle Limited
September 14, 2010

     (e) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Indenture or any transactions contemplated thereby; and
     (f) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Indenture, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations.
     To the extent that the opinions expressed herein relate to matters governed by the laws of Bermuda, we have relied, without independent verification or investigation of any kind, on the opinion of Conyers Dill & Pearman, special Bermuda counsel to the Company, dated as of the date hereof, which is being filed as Exhibit 5.2 to the Registration Statement, and our opinion is subject to the exceptions, qualifications and assumptions contained in such opinion.
     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the New Notes (in the forms examined by us) have been duly executed, authenticated, issued and delivered in exchange for the Old Notes in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the New Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,

/s/  Skadden, Arps, Slate,
      Meagher & Flom LLP